EXHIBIT 4.7
                                                                     -----------


                        THE DESCARTES SYSTEMS GROUP INC.
                       STOCK OPTION PLAN OPTION AGREEMENT



To:      Arthur Mesher

Date:    MARCH 7, 2005

Re:      The Descartes Systems Group Inc. Stock Option Plan

Attached hereto is a copy of The Descartes Systems Group Inc. Stock Option Plan (the "Plan") that has been approved by the Board of Directors of The Descartes Systems Group Inc. (the "Company").

This is to advise you that you are entitled to participate in the Plan and have been granted an option to purchase 679,450 common shares (the "Shares") in the capital of the Company.

         1. The exercise price of the option is Cdn. $2.46 per share.

         2. Your option may be exercised in whole or in part, subject to the vesting schedule described in Section 3, at any time or from time to time, up to and including, but not after, MARCH 7, 2012 on which date your option, unless terminated earlier on the basis set forth in the following sentence or the Plan, shall expire. Subject to the foregoing, in the event of the termination of your employment with the Company or its Affiliates (as defined in the Plan) other than for cause or as a result of resignation, that portion of the option that has not vested on the date you receive such notice of termination (the "Notice Date") shall expire and terminate on the Notice Date, and that portion of the option that has vested on the Notice Date shall expire and terminate on the date six months after the Notice Date.

         3. Subject to Sections 2 and 6, your option shall vest in accordance with the following vesting schedule:

                      -------------------------- ---------------------
                      VESTING DATE               NO. OF OPTIONS FROM
                                                 GRANT VESTING ON THIS
                                                 VESTING DATE
                      -------------------------- ---------------------
                      June 7, 2005               33,972
                      -------------------------- ---------------------
                      September 7, 2005          33,972
                      -------------------------- ---------------------
                      December 7, 2005           33,972
                      -------------------------- ---------------------
                      March 7, 2006              33,972
                      -------------------------- ---------------------
                      June 7, 2006               33,972
                      -------------------------- ---------------------
                      September 7, 2006          33,972
                      -------------------------- ---------------------
                      December 7, 2006           33,972
                      -------------------------- ---------------------
                      March 7, 2007              33,972
                      -------------------------- ---------------------
                      June 7, 2007               33,972
                      -------------------------- ---------------------
                      September 7, 2007          33,972
                      -------------------------- ---------------------
                      December 7, 2007           33,972
                      -------------------------- ---------------------
                      March 7, 2008              33,972
                      -------------------------- ---------------------
                      June 7, 2008               33,972
                      -------------------------- ---------------------
                      September 7, 2008          33,972
                      -------------------------- ---------------------
                      December 7, 2008           33,972
                      -------------------------- ---------------------
                      March 7, 2009              33,972
                      -------------------------- ---------------------
                      June 7, 2009               33,972
                      -------------------------- ---------------------
                      September 7, 2009          33,972
                      -------------------------- ---------------------
                      December 7, 2009           33,972
                      -------------------------- ---------------------
                      March 7, 2010              33,982
                      -------------------------- ---------------------

         4. The terms and conditions of the Plan are hereby deemed to be incorporated into and to form part hereof. If there is a conflict between any provision of this Agreement and any provision of the Plan, the relevant provision of this Agreement shall prevail.

         5. No share certificates representing the Shares shall be delivered until payment of the exercise price for the Shares has been made in full.

         6. Notwithstanding any other provision of the Plan or this Agreement, if a Change of Control occurs, then all options granted pursuant hereto that remain unvested as of the date of any such termination shall immediately vest on such date.

         A "Change in Control" shall be deemed to have occurred if (i) any person (as defined in the Securities Act (Ontario)) becomes, after the date hereof, the owner or "beneficial owner" (as defined in the Securities Act (Ontario)), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) during any two year period, individuals who at the beginning of such period constitute the Board, including for this purpose any additional director whose election was approved by a vote of a majority of the directors then in office or who were appointed by the directors then in office, cease for any reason to constitute a majority thereof; (iii) the Company consummates a merger, amalgamation, arrangement or consolidation of the Company or other similar transaction with or into another corporation (a "Reorganization"), the result of which is that the shareholders of the Company at the time of the execution of the agreement relating to the Reorganization own less than 50% of the total equity of the corporation surviving or resulting from the Reorganization or of a corporation owning, directly or indirectly, 100% of the total equity of such surviving or resulting corporation; or (iv) the sale in one or a series of transactions of all or substantially all of the assets of the Company.

         7. Notwithstanding any other provision of the Plan or this Agreement, if you are terminated without "Cause" (as defined in your Employment Agreement), then any portion of your option that is unvested at the date of notice of such termination shall immediately and automatically vest as of the date of such notice of termination; provided, however, that if the portion of your option that is otherwise unvested as of the date of notice of termination entitles you to purchase 257,500 Shares or more, then only that portion of your option that is unvested as of the date of notice of termination and entitles you to purchase 257,500 Shares shall immediately and automatically vest pursuant to this paragraph as of the date of such notice of termination.

If you desire to accept this option, please so indicate in the space below. Please note that acceptance does not constitute an exercise of the option. Options must be exercised in accordance with the terms and conditions of the Plan by completing and submitting a subscription substantially in the form of Schedule A annexed to the Plan, accompanied by payment in full of the exercise price of the option.


                                       THE DESCARTES SYSTEMS GROUP INC.



                                       By: /s/ J. Scott Pagan
                                          -------------------------------------
                                          General Counsel and Corporate
                                          Secretary


I hereby accept the above option and agree to the terms and the conditions set forth above including the terms and conditions of the Plan.

/s/ Arthur Mesher
------------------------------------
ARTHUR MESHER